                                                                    EXHIBIT 99.3

                         REPORT OF INDEPENDENT AUDITORS


Shareholders and Board of Directors
Cliffs Drilling Company

     We have audited the accompanying consolidated balance sheets of Cliffs Drilling Company as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cliffs Drilling Company at December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the consolidated financial statements, in 1995 the Company adopted a new method of accounting for impairment of long-lived assets.

     We have also previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheets as of December 31, 1993, 1992 and 1991 and the related consolidated statements of operations, changes in shareholder's equity, and cash flows for the years ended December 31, 1993, 1992, and 1991, (none of which are presented separately herein); we expressed unqualified opinions on those consolidated financial statements. In our opinion the information set forth in the selected consolidated financial information for each of the five years in the period ended December 31, 1995, is fairly stated in all material respects in relation to the consolidated financial statements from which it has been derived.

                                          /s/  ERNST & YOUNG LLP

Houston, Texas
February 22, 1996

                            CLIFFS DRILLING COMPANY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                     THREE MONTHS
                                                    ENDED MARCH 31,      YEAR ENDED DECEMBER 31,
                                                   -----------------   ---------------------------
                                                    1996      1995      1995      1994      1993
                                                   -------   -------   -------   -------   -------
                                                      (UNAUDITED)
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
REVENUES:
  Revenues.......................................  $29,061   $14,278   $84,156   $81,508   $64,936
  Income (Loss) from Equity Investments..........       17         4      (867)    2,185       602
                                                   -------   -------   -------   -------   -------
                                                    29,078    14,282    83,289    83,693    65,538
COSTS AND EXPENSES:
  Operating Expenses.............................   21,846     9,439    67,713    50,907    35,171
  Depreciation, Depletion and Amortization.......    1,503     2,073     7,271    14,008    17,438
  Contract Termination Provision.................       --        --        --     5,193       577
  General and Administrative Expense.............    1,398     1,352     5,289     5,114     4,807
                                                   -------   -------   -------   -------   -------
                                                    24,747    12,864    80,273    75,222    57,993
                                                   -------   -------   -------   -------   -------
OPERATING INCOME.................................    4,331     1,418     3,016     8,471     7,545
OTHER INCOME (EXPENSE):
  Gain (Loss) on Disposition of Assets...........      (23)        7     2,666       665     2,016
  Interest Income................................      360       294     1,065       815       858
  Interest Expense...............................      (26)      (32)     (199)     (826)   (1,356)
  Exchange Rate Gain (Loss)......................    1,133      (126)    2,554    (1,168)     (443)
  Litigation Settlement and Expenses.............       --        --        --        --    (3,703)
  Other, net.....................................      (83)      (68)   (1,250)   (1,111)     (606)
                                                   -------   -------   -------   -------   -------
INCOME BEFORE INCOME TAXES.......................    5,692     1,493     7,852     6,846     4,311
INCOME TAX EXPENSE...............................    1,992       373     2,406       790       685
                                                   -------   -------   -------   -------   -------
NET INCOME.......................................    3,700     1,120     5,446     6,056     3,626
DIVIDENDS APPLICABLE TO PREFERRED STOCK..........      (31)     (665)   (2,659)   (2,659)   (2,659)
                                                   -------   -------   -------   -------   -------
NET INCOME APPLICABLE TO COMMON AND COMMON
  EQUIVALENT SHARES..............................  $ 3,669   $   455   $ 2,787   $ 3,397   $   967
                                                   =======   =======   =======   =======   =======
NET INCOME PER SHARE:
  Primary........................................  $  0.62   $  0.11   $  0.68   $  0.80   $  0.21
                                                   =======   =======   =======   =======   =======
  Assuming Full Dilution.........................            $  0.11   $  0.68   $  0.80   $  0.21
                                                             =======   =======   =======   =======
WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING:
  Primary........................................    5,876     4,092     4,108     4,223     4,514
                                                   =======   =======   =======   =======   =======
  Assuming Full Dilution.........................              4,092     4,108     4,223     4,514
                                                             =======   =======   =======   =======

          See accompanying notes to consolidated financial statements.

                            CLIFFS DRILLING COMPANY

                          CONSOLIDATED BALANCE SHEETS




                                                                                          DECEMBER 31,
                                                                         MARCH 31,    --------------------
                                                                           1996         1995       1994
                                                                        -----------   --------   ---------
                                                                        (UNAUDITED)
                                                                           (IN THOUSANDS, EXCEPT SHARE
                                                                                   INFORMATION)
                                ASSETS
CURRENT ASSETS:
  Cash and Cash Equivalents...........................................   $  21,936    $  26,405   $  11,320
  Accounts Receivable, net of allowance for doubtful accounts of $797 at March 31, 1996 and December 31, 1995, respectively, and $408 at
    December 31, 1994.................................................      16,108       11,170       8,499
  Notes and Other Receivables, Current................................       6,840        1,812       2,366
  Inventories.........................................................       4,793        4,114       5,726
  Drilling Contracts in Progress......................................       3,267       11,339       5,074
  Prepaid Insurance...................................................         694          957         577
  Other Prepaid Expenses..............................................       3,303        2,400       5,486
                                                                         ---------    ---------   ---------
         Total Current Assets.........................................      56,941       58,197      39,048
PROPERTY AND EQUIPMENT, AT COST:
  Rigs and Related Equipment..........................................     124,698      122,777     148,085
  Oil and Gas Properties ("successful efforts" method)................      23,673       23,497      22,699
  Other...............................................................       3,491        3,201       3,079
                                                                         ---------    ---------   ---------
                                                                           151,862      149,475     173,863
  Less: Accumulated Depreciation, Depletion and Amortization..........     (84,852)     (83,525)   (102,615)
                                                                         ---------    ---------   ---------
         Net Property and Equipment...................................      67,010       65,950      71,248
NOTES AND OTHER RECEIVABLES, LONG-TERM................................       4,224        4,441       5,017
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED AFFILIATES..............         286          269       4,036
OTHER ASSETS..........................................................          79          105         818
                                                                         ---------    ---------   ---------
         TOTAL ASSETS.................................................   $ 128,540    $ 128,962   $ 120,167
                                                                         =========    =========   =========
                 LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts Payable....................................................   $  15,036    $  20,392   $  14,808
  Accrued Expenses, Including Interest................................       6,636        3,946       4,909
                                                                         ---------    ---------   ---------
         Total Current Liabilities....................................      21,672       24,338      19,717
DEFERRED INCOME TAXES.................................................       1,447        1,447          --
DEFERRED INCOME AND OTHER.............................................         401          412         819
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK:
  $2.3125 Convertible Exchangeable Preferred Stock, 3,000,000 shares authorized; 1,150,000 shares issued and outstanding at December
    31, 1995 and 1994, respectively ($28,750 liquidation value).......          --       28,750      28,750
SHAREHOLDERS' EQUITY:
  Common Stock, $.01 par value, 15,000,000 shares authorized;
    6,631,661 shares issued at March 31, 1996 and 4,518,104 shares issued at December 31, 1995 and 1994, respectively, and 6,189,930,
    4,113,067 and 4,089,447 shares outstanding at March 31, 1996,
    December 31, 1995 and 1994, respectively..........................          66           45          45
  Paid-in Capital.....................................................     127,085       99,186      99,135
  Retained Earnings (Deficit).........................................     (16,439)     (20,108)    (22,895)
  Less: Notes Receivable from Officers for Restricted Stock...........        (232)        (232)       (232)
       Restricted Stock...............................................         (27)         (32)        (57)
       Treasury Stock, at cost, 441,731, 405,037 and 428,657 shares at
       March 31, 1996, December 31, 1995 and 1994, respectively.......      (5,433)      (4,844)     (5,115)
                                                                         ---------    ---------   ---------
         Total Shareholders' Equity...................................     105,020       74,015      70,881
                                                                         ---------    ---------   ---------
         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...................   $ 128,540    $ 128,962   $ 120,167
                                                                         =========    =========   =========

          See accompanying notes to consolidated financial statements.

                            CLIFFS DRILLING COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            THREE MONTHS
                                                           ENDED MARCH 31,       YEAR ENDED DECEMBER 31,
                                                          -----------------   ------------------------------
                                                           1996      1995       1995       1994       1993
                                                          -------   -------   --------   --------   --------
                                                             (UNAUDITED)    (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net Income............................................  $ 3,700   $ 1,120   $  5,446   $  6,056   $  3,626
  ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
    PROVIDED BY (USED IN) OPERATING ACTIVITIES:
    Depreciation, Depletion and Amortization............    1,503     2,073      7,271     14,008     17,438
    Contract Termination Provision......................       --        --         --      5,193        577
    Mobilization Expense Amortization...................      130       127        519        544      1,930
    Litigation Settlement and Expenses..................       --        --         --         --      3,703
    (Gain) Loss on Disposition of Assets................       23        (7)    (2,666)      (665)    (2,016)
    Other...............................................      (59)       50         71       (829)      (232)
    CHANGES IN OPERATING ASSETS AND LIABILITIES:
      Accounts Receivable...............................  (10,258)   (7,062)    (3,728)     9,690       (853)
      Inventories.......................................     (679)      442      1,612     (3,597)      (487)
      Drilling Contracts in Progress....................    8,072    (1,568)    (6,261)    (4,722)       682
      Prepaid Insurance and Other Prepaid Expenses......     (744)    1,695      2,500     (1,583)    (1,472)
      Investments in and Advances to Unconsolidated
         Affiliates.....................................      (17)    1,396      3,767     (2,184)    (1,852)
      Other Assets......................................       --        (1)        --       (854)       (13)
      Accounts Payable and Other Accrued Liabilities....   (2,524)   (2,760)     6,394      2,667     (3,810)
                                                          -------   -------   --------   --------   --------
         Net Cash Provided By (Used In) Operating
           Activities...................................     (853)   (4,495)    14,925     23,724     17,221
INVESTING ACTIVITIES:
  Capital Expenditures..................................   (2,810)   (2,881)   (13,437)    (9,100)   (12,668)
  Proceeds from Sale of Property and Equipment..........      227        63        372      5,917      6,847
  Insurance Proceeds from Loss of Rig and Related
    Equipment...........................................      292        --     14,308         --         --
  Collection of Notes Receivable........................      217     1,128      1,576      1,027      1,456
                                                          -------   -------   --------   --------   --------
         Net Cash Provided By (Used In) Investing
           Activities...................................   (2,074)   (1,690)     2,819     (2,156)    (4,365)
FINANCING ACTIVITIES:
  Proceeds from Borrowings..............................       --        --      7,000     17,000         --
  Payments on Borrowings................................       --        --     (7,000)   (30,108)   (15,240)
  Acquisition of Treasury Stock.........................     (661)       --         --     (5,096)       (57)
  Proceeds from Issuance of Common Stock................       --        --         --         --         18
  Payments for Redemption of Preferred Stock............     (850)       --         --         --         --
  Preferred Stock Dividends.............................      (31)     (665)    (2,659)    (2,659)    (2,659)
                                                          -------   -------   --------   --------   --------
         Net Cash Used In Financing Activities..........      (31)     (665)    (2,659)   (20,863)   (17,938)
                                                          -------   -------   --------   --------   --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS....   (4,469)   (6,850)    15,085        705     (5,082)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD........   26,405    11,320     11,320     10,615     15,697
                                                          -------   -------   --------   --------   --------
CASH AND CASH EQUIVALENTS AT END
  OF PERIOD.............................................  $21,936   $ 4,470   $ 26,405   $ 11,320   $ 10,615
                                                          =======   =======   ========   ========   ========

          See accompanying notes to consolidated financial statements.

                            CLIFFS DRILLING COMPANY

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                        NOTES
                                                                      RECEIVABLE
                                                          RETAINED  FROM OFFICERS
                                      COMMON   PAID-IN    EARNINGS  FOR RESTRICTED   RESTRICTED    TREASURY
                                      STOCK    CAPITAL    (DEFICIT)     STOCK          STOCK        STOCK
                                      ------   --------   --------  --------------   ----------    --------
                                                                 (IN THOUSANDS)
BALANCE AT DECEMBER 31, 1992........   $ 45    $ 99,042   $(27,259)         $ (232)      $ (150)   $     --
  Net Income........................     --          --      3,626              --           --          --
  Stock Options Exercised...........     --          18         --              --           --          --
  Restricted Stock Issuance.........     --          73         --              --          (73)         --
  Treasury Stock Acquired...........     --          --         --              --           --         (57)
  Preferred Stock Dividends
     Declared.......................     --          --     (2,659)             --           --          --
  Amortization of Restricted
     Stock..........................     --          --         --              --          120          --
                                      ------   --------   --------      ----------   ----------    --------
BALANCE AT DECEMBER 31, 1993........   $ 45    $ 99,133   $(26,292)         $ (232)      $ (103)   $    (57)
                                      ======   ========   ========      ==========   ==========    ========
  Net Income........................     --          --      6,056              --           --          --
  Treasury Stock Acquired...........     --          --         --              --           --      (5,096)
  Preferred Stock Dividends
     Declared.......................     --          --     (2,659)             --           --          --
  Amortization of Restricted
     Stock..........................     --          --         --              --           46          --
  Employer Contributions to 401(k)
     Savings Plan...................     --           2         --              --           --          38
                                      ------   --------   --------      ----------   ----------    --------
BALANCE AT DECEMBER 31, 1994........   $ 45    $ 99,135   $(22,895)         $ (232)      $  (57)   $ (5,115)
                                      ======   ========   ========      ==========   ==========    ========
  Net Income........................     --          --      5,446              --           --          --
  Preferred Stock Dividends
     Declared.......................     --          --     (2,659)             --           --          --
  Amortization of Restricted
     Stock..........................     --          --         --              --           25          --
  Employer Contributions to 401(k)
     Savings Plan...................     --          51         --              --           --         271
                                      ------   --------   --------      ----------   ----------    --------
BALANCE AT DECEMBER 31, 1995........   $ 45    $ 99,186   $(20,108)         $ (232)      $  (32)   $ (4,844)
                                      ======   ========   ========      ==========   ==========    ========
            (unaudited)
  Net Income........................     --          --      3,700              --           --          --
  Treasury Stock Acquired...........     --          --         --              --           --        (661)
  Conversion of Preferred Stock.....     21      27,879         --              --           --          --
  Preferred Stock Dividends
     Declared.......................     --          --        (31)             --           --          --
  Amortization of Restricted
     Stock..........................     --          --         --              --            5          --
  Employer Contributions to 401(k)
     Savings Plan...................     --          20         --              --           --          72
                                      ------   --------   --------      ----------   ----------    --------
BALANCE AT MARCH 31, 1996...........   $ 66    $127,085   $(16,439)         $ (232)      $  (27)   $ (5,433)
                                      ======   ========   ========      ==========   ==========    ========

          See accompanying notes to consolidated financial statements.

                            CLIFFS DRILLING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

INTERIM FINANCIAL INFORMATION

     The unaudited consolidated financial statements as of and for the three months ended March 31, 1996 and 1995 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal and recurring adjustments) necessary to present a fair statement of the Company's financial position and results of operations for the interim periods included herein have been made and the disclosures contained herein are adequate to make the information presented not misleading. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Corporate Structure

     These statements include the activities of Cliffs Drilling Company (the "Company"), the Company's wholly-owned subsidiaries, Cliffs Oil and Gas Company ("COGC") and Cliffs Drilling International, Inc. ("International"), and the Company's Venezuelan activities, which are organized as a foreign branch.

  Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Activities of the Venezuelan branch are also recorded in the accounts of the Company. The Company's one-third ( 1/3) interest in the operations of Cliffs Neddrill Central Turnkey International ("CNCTI"), a joint venture consisting of International, Neddrill Turnkey Drilling B.V. ("Neddrill") and Perforadora Central, S.A. de C.V., has been accounted for under the equity method. The Company's interest in the operations of Cliffs-Neddrill Turnkey International ("CNTI"), a 50/50 joint venture between the Company and Neddrill, has been accounted for under the equity method. All significant intercompany transactions and balances are eliminated in consolidation.

  Use of Estimates

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     The Company's policy is to invest cash in short-term investments. Uninvested cash balances are kept at minimum levels. Investments are valued at cost, which approximates market. The Company considers all highly liquid cash investments with a maturity date of three months or less when purchased to be cash equivalents.

  Inventories

     Inventories, consisting principally of tubular goods consumed in turnkey drilling operations and spare drilling parts, are carried at cost, specific identification method.

                            CLIFFS DRILLING COMPANY

  Drilling Contracts in Progress

     The Company recognizes revenues and expenses related to its turnkey drilling contracts when all terms and conditions of the contract have been fulfilled. Consequently, the costs related to in-progress turnkey drilling contracts are deferred as drilling contracts in progress until the contract is completed and revenue is realized. The amount of drilling contracts in progress is dependent on the volume of contracts, the duration of the contract at the end of the reporting period and the contract amount. Provision for losses on incomplete contracts is made when such losses are anticipated.

  Rig Mobilization Costs

     The Company defers costs of moving a drilling unit to a new area of operation. The deferred mobilization costs are amortized on a straight-line basis over the term of the applicable drilling contract. Unamortized mobilization costs were $338,000 and $858,000 at December 31, 1995 and 1994, respectively.

  Revenue Recognition

     The Company recognizes revenues from its daywork drilling and MOPU operations based upon the contracted daily rate multiplied by the number of operating days in the period. Turnkey drilling contract revenues are recognized when all terms and conditions of the contract have been fulfilled. The Company recognizes oil and gas revenues from its interests in producing wells based upon the sales method.

     Each of the 3 MOPUs which worked in Venezuela had an initial contract term of two years expiring in 1994, subject to certain buyout options. The buyout options could have been exercised at any time during the contract term. Because the Company believed there was a reasonable likelihood that the buyout options on 2 of the units would be exercised in 1994, the Company deferred income recognition on these 2 units to the extent of potential losses that could occur upon exercise of the options. The deferral of income recognition is reflected as "Contract Termination Provision" in the Consolidated Statements of Operations.

  Property and Equipment

     Property and equipment are carried at original cost or at adjusted net realizable value, as applicable. Major renewals and betterments are capitalized in the property accounts, while the cost of repairs and maintenance is charged to operating expenses in the period incurred.

     The Company records expenditures made on significant projects as construction in progress ("CIP") until the assets are ready for their intended use. No depreciation expense is recorded on amounts included in CIP.

     Interest on funds borrowed for construction of qualifying assets is capitalized during the construction period. Amortization of capitalized interest is included in "Depreciation, Depletion and Amortization" in the Consolidated Statements of Operations.

     Cost and accumulated depreciation, depletion and amortization are removed from the accounts when assets are sold or retired, and the resulting gains or losses are included in the Consolidated Statements of Operations.

     Depreciation of property and equipment is provided on the straight-line basis at rates based upon expected useful lives of the various classes of assets.

     To provide for any deterioration that may occur while the rigs are not operating for an extended period of time, a minimum depreciation charge is provided at a reduced rate of 25% of the normal depreciation rate.

     Costs related to the exploration and development of oil and gas properties are accounted for under the "Successful Efforts" method of accounting. Lease acquisition costs related to oil, gas and mineral properties

                            CLIFFS DRILLING COMPANY
are capitalized when incurred. The acquisition costs of unproved properties, which are individually significant, are assessed on a property-by-property basis, and a loss is recognized by provision of a valuation allowance when the assessment indicates an impairment in value. Exploration costs, excluding exploratory wells, are charged to expense as incurred. Costs of drilling exploratory wells are capitalized pending determination as to whether the wells have proved reserves which justify commercial development. If commercial reserves are not found, the drilling costs are charged to dry hole expense. Tangible and intangible drilling costs applicable to productive exploratory wells and to the development of oil and gas reserves are capitalized.

     The cost of productive leaseholds is amortized by field on the unit of production basis by applying the ratio of produced oil and gas to estimated proved reserves. Lease and well equipment and intangible drilling costs associated with productive wells are amortized based on proved developed reserves.

  Impairment of Long-Lived Assets

     Effective October 1, 1995, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires that certain long-lived assets be reviewed for impairment whenever events indicate that the carrying amount of an asset may not be recoverable, and that an impairment loss be recognized under certain circumstances in the amount by which the carrying value exceeds the fair value of the asset. The adoption of SFAS No. 121 resulted in a write down of oil and gas properties by $737,000 based upon the belief that remaining property reserves would be uneconomic to produce. The impairment loss is included in "Depreciation, Depletion and Amortization" in the Consolidated Statements of Operations.

  Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Deferred income taxes are provided on items recognized in different periods for financial and tax reporting purposes. See Note 6 of Notes to Consolidated Financial Statements.

  Earnings Per Share

     Primary earnings per share computations are based on net income less dividends on the Company's $2.3125 Convertible Exchangeable Preferred Stock ("Preferred Stock"), divided by the average number of common shares and equivalents outstanding during the respective years. Common stock equivalents include the number of shares issuable upon exercise of stock options, less the number of shares that could have been repurchased with the exercise proceeds using the treasury stock method. The Preferred Stock is not included in the primary earnings per share computation as it is not a common stock equivalent. Fully diluted earnings per common share computations are made after the assumption of conversion of the Preferred Stock when the effect of such conversion is dilutive.

     The Company converted 1,115,988 shares of its 1,150,000 issued and outstanding shares of Preferred Stock on January 17, 1996. The Company issued 2,113,557 shares of Common Stock upon conversion of the Preferred Stock. See
Note 10 of Notes to Consolidated Financial Statements. Primary earnings per share in 1995 would have been $0.88 if the conversions had taken place at the beginning of 1995.

  Foreign Currency Translation

     The U.S. dollar is the functional currency for all of the Company's operations. Foreign currency gains and losses are included in the Consolidated Statements of Operations during the period incurred.

                            CLIFFS DRILLING COMPANY

  Concentration of Credit Risk

     The market for the Company's services is the oil and gas industry, and the Company's customers consist primarily of integrated and government-owned international oil companies and independent oil and gas producers. Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables. The Company provides allowances for potential credit losses when necessary. Accordingly, management considers such credit risk to be limited.

  Change in Presentation

     Certain financial statement items have been reclassified in prior years to conform with the current year presentation.

2. NOTES AND OTHER RECEIVABLES, LONG-TERM

     Effective January 1, 1993, the Company sold its 4 inland posted barge drilling rigs and rights to certain oil and gas production payment proceeds generated from a proceeds-of-production drilling program for an aggregate sales price of $13,500,000, consisting of $5,000,000 in cash and $8,500,000 in notes. The first note had a face amount of $1,000,000, with interest calculated at the base rate on corporate loans as quoted by the Wall Street Journal, and was repaid in March, 1995. Interest was due and payable semi-annually and commenced June 30, 1993. The second note has a face amount of $7,500,000, bears interest at the base rate on corporate loans as quoted by the Wall Street Journal plus one and one-half percent (1 1/2%), and matures on January 1, 1998. Principal and interest on the $7,500,000 note is payable on a monthly basis solely from the proceeds of the oil and gas production payment which secures the note. At December 31, 1995, the remaining note receivable balance was $4,441,000.

3. PROPERTY AND EQUIPMENT

     During 1995, the Company purchased and renovated a 3000 HP land rig, Cliffs Drilling No. 54, for $9,101,000. The unit is currently operating in Venezuela under an initial contract to drill 2 wells on a daywork basis.

     On July 2, 1995, the jack-up drilling rig MARQUETTE suffered hull damage during demobilization from Venezuela to the U.S. Gulf of Mexico. During an inspection of the hull damage by the Company and its insurance adjuster, other damage was discovered which was attributed to an earthquake in Venezuela in May, 1994. The rig was declared a compromised total loss by the Company's insurance underwriters. The Company received $14,600,000 from its insurance underwriters for damages to the MARQUETTE. The Company has scrapped the rig and salvaged various rig equipment for use on other rigs or to sell. The Company recognized a $2,715,000 pre-tax gain on the disposition of the unit.

     Buyout options on 2 MOPUs which previously worked in Venezuela were exercised by the charterer during the fourth quarter of 1994. The Company received total proceeds of $4,000,000 for the 2 units in December, 1994. No net gain or loss on sale was recognized for financial reporting purposes.

     Effective January 1, 1993, the Company sold its 4 inland posted barge drilling rigs and rights to certain oil and gas production payment proceeds for an aggregate sales price of $13,500,000. See Note 2 of Notes to Consolidated Financial Statements.

4. INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED AFFILIATES

     CNCTI was awarded a contract for one turnkey bid package to drill 4 turnkey wells in the Bay of Campeche, Mexico. Drilling operations commenced in February, 1993. CNCTI was subsequently awarded 2 turnkey bid packages for 2 wells each in the Bay of Campeche and the Bay of Tampico, Mexico. One, 5 and

                            CLIFFS DRILLING COMPANY

2 turnkey contracts were completed by CNCTI during the years ended December 31, 1995, 1994 and 1993, respectively. The Company's one-third interest in CNCTI is recorded under the equity method. CNCTI completed drilling operations in Mexico during 1995. The following information summarizes the unaudited Statements of Operations and Balance Sheets of CNCTI:

                                                                FOR THE YEAR ENDED DECEMBER
                                                                            31,
                                                                ---------------------------
                                                                 1995      1994      1993
                                                                -------   -------   -------
                                                                      (IN THOUSANDS)
                                                                        (UNAUDITED)
    Revenues..................................................  $24,052   $66,717   $23,718
    Operating expenses........................................   26,638    58,338    21,518
                                                                -------   -------   -------
      Operating income (loss).................................   (2,586)    8,379     2,200
    Other, net................................................      433    (1,525)     (395)
                                                                -------   -------   -------
      Net income (loss).......................................  $(2,153)  $ 6,854   $ 1,805
                                                                =======   =======   =======

                                                                            DECEMBER 31,
                                                                          ----------------
                                                                           1995     1994
                                                                          ------   -------
                                                                           (IN THOUSANDS)
                                                                            (UNAUDITED)
    Current assets......................................................  $3,819   $31,148
    Noncurrent assets...................................................      16       225
                                                                          ------   -------
      Total assets......................................................  $3,835   $31,373
                                                                          ======   =======
    Current liabilities.................................................  $2,580   $17,532
    Noncurrent liabilities..............................................      --     1,433
    Equity..............................................................   1,255    12,408
                                                                          ------   -------
      Total liabilities and equity......................................  $3,835   $31,373
                                                                          ======   =======

5. NOTES PAYABLE

     The Company executed the Second Restated Credit Agreement with International Nederlanden (U.S.) Capital Corporation ("ING") during the first quarter of 1994, thereby converting its $10,000,000 working capital credit facility to a $20,000,000 revolving line of credit subject to certain borrowing base limitations. All advances to the Company from the $20,000,000 revolving line of credit bear interest at three-quarters of one percent ( 3/4%) per annum plus the greater of the prevailing Federal Funds Rate plus one-half percent
( 1/2%) or a referenced average prime rate; or at the adjusted LlBOR rate plus two and one-half percent (2 1/2%) per annum. The foregoing rates are subject to an increase of one-half percent ( 1/2%) in the event certain financial thresholds are exceeded. The Company is also obligated to pay ING (i) a commitment fee equal to one-half percent ( 1/2%) per annum on the average daily unadvanced portion of the commitments and (ii) a letter of credit fee of two percent (2%) per annum on the average daily undrawn and unexpired amount of each letter of credit during the period that sum remains outstanding. The revolving line of credit was scheduled to expire on January 1, 1996.

     The Company executed the Third Amendment to the Second Restated Credit Agreement on December 19, 1995. The revolving line of credit matures on January 1, 1998. At December 31, 1995, the Company had no outstanding borrowings on the $20,000,000 revolving line of credit. The revolving line of credit note is secured by accounts receivable, rig inventory, equipment and certain oil and gas properties. Under the Second Restated Credit Agreement with ING, as amended, the Company is required to comply with various covenants including, but not limited to, the maintenance of various financial ratios, and is restricted from declaring, making, or paying any dividends on the Common Stock.

                            CLIFFS DRILLING COMPANY

     Availability and borrowings under the revolving line of credit are as follows:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1995      1994
                                                                         -------   -------
                                                                          (IN THOUSANDS)
    Line of credit available...........................................  $19,460   $20,000
    Letters of credit outstanding......................................      540        --

     Interest payments on all indebtedness amounted to $198,000, $919,000 and $1,536,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

6. INCOME TAXES

     The Company incurred net operating losses in prior years resulting in tax net operating loss carryforwards. The total carryforward is available to offset taxable income in future years. At December 31, 1995, the net operating loss carryforward is $4,479,000 for regular tax purposes. The Company also has a percentage depletion carryover of approximately $1,937,000. In addition, the Company has $482,000 of unused investment tax credit carryforwards and $2,450,000 of foreign tax credit carryforwards at December 31, 1995. For financial reporting purposes, a valuation allowance of $2,309,000 and $2,677,000 at December 31, 1995 and 1994, respectively, is provided to reduce the deferred tax assets related to these tax carryforward and credit items to a level which, more likely than not, will be realized. The valuation allowance was reduced by $368,000 from December 31, 1994 to December 31, 1995 to reflect the expiration of a portion of the investment tax credits which were provided for in prior years, partially offset by foreign taxes paid during 1995 which were not benefited in the provision for income taxes. These carryforwards are available for use by the Company through the following expiration dates:

                                                                                         ALTERNATIVE
                                                             UNUSED      REGULAR TAX     MINIMUM TAX
                                                 FOREIGN   INVESTMENT   NET OPERATING   NET OPERATING
                                                   TAX        TAX           LOSS            LOSS
                                                 CREDITS   CREDITS(1)   CARRYFORWARDS   CARRYFORWARDS
                                                 -------   ----------   -------------   -------------
                                                                    (IN THOUSANDS)
    1996.......................................  $         $    --       $     482       $     --
    1997.......................................       --        --              --             --
    1998-2009..................................    2,450        --           4,479           6,215
                                                 -------   -------       ---------       ---------
              Total............................  $ 2,450   $   482          $4,479       $   6,215
                                                 =======   =======       =========       =========

- ---------------

(1) The investment tax credits reflect the 35% reduction required by the Tax Reform Act of 1986.

     The Company provided for $2,406,000 of income taxes for the year ended December 31, 1995. This amount is comprised of a current provision of $558,000 for U.S. alternative minimum taxes and taxes paid in foreign jurisdictions and deferred income taxes of $1,848,000. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes

                            CLIFFS DRILLING COMPANY
and amounts used for income tax purposes. The significant components of deferred tax assets and liabilities are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1995        1994
                                                                       -------     -------
                                                                         (IN THOUSANDS)
    Deferred tax liabilities:
      Tax over book depreciation.....................................  $ 5,434     $ 9,575
      Safe harbor lease income.......................................       --       1,868
                                                                       -------     -------
              Total deferred tax liabilities.........................    5,434      11,443
    Deferred tax assets:
      Net operating loss carryforwards...............................    1,568       3,012
      Safe harbor lease expense......................................       --       6,591
      Unused investment tax credits..................................      482       1,394
      Percentage depletion carryforward..............................      678         678
      Minimum tax credits............................................      500         400
      Foreign tax credits............................................    2,450       2,186
      Accounts receivable reserves...................................      279          --
      Other, net.....................................................      339         259
                                                                       -------     -------
              Total deferred tax assets..............................    6,296      14,520
    Valuation allowance for deferred tax assets......................   (2,309)     (2,677)
                                                                       -------     -------
              Net deferred tax assets................................    3,987      11,843
                                                                       -------     -------
              Net deferred tax liabilities (assets)..................  $ 1,447     $  (400)
                                                                       =======     =======

     For financial reporting purposes, income (loss) before income taxes includes the following components:

                                                                     FOR THE YEAR ENDED
                                                                        DECEMBER 31,
                                                                  -------------------------
                                                                   1995     1994     1993
                                                                  ------   ------   -------
                                                                       (IN THOUSANDS)
    Income (loss) before income taxes:
      United States.............................................  $  125   $  807   $(6,348)
      Foreign...................................................   7,727    6,039    10,659
                                                                  ------   ------   -------
              Total.............................................  $7,852   $6,846   $ 4,311
                                                                  ======   ======   =======

                            CLIFFS DRILLING COMPANY

     Significant components of the provision for income taxes attributable to continuing operations are as follows:

                                                                       FOR THE YEAR ENDED
                                                                          DECEMBER 31,
                                                                     ----------------------
                                                                      1995     1994    1993
                                                                     ------   ------   ----
                                                                         (IN THOUSANDS)
    Current:
      Federal......................................................  $  100   $   --   $475
      Foreign......................................................     458    1,190    210
                                                                     ------   ------   ----
              Total Current........................................     558    1,190    685
    Deferred:
      Federal......................................................   1,848     (400)    --
      Foreign......................................................      --       --     --
                                                                     ------   ------   ----
              Total Deferred.......................................   1,848     (400)    --
                                                                     ------   ------   ----
                                                                     $2,406   $  790   $685
                                                                     ======   ======   ====

     The reconciliation of income tax attributable to continuing operations computed at the U.S. federal statutory tax rates to income tax expense is:

                                                                     FOR THE YEAR ENDED
                                                                        DECEMBER 31,
                                                                  -------------------------
                                                                   1995     1994      1993
                                                                  ------   -------   ------
                                                                       (IN THOUSANDS)
    Tax at U.S. statutory rates.................................  $2,748   $ 2,396   $1,466
    Tax benefits not recognized due to net operating loss
      carryforwards.............................................      --        --     (610)
    Foreign tax provision.......................................     458     1,190      210
    Foreign tax credits available...............................      --    (1,190)      --
    Foreign tax credits available from equity investments.......      --      (537)      --
    Alternative minimum tax provision...........................     100        --      475
    Alternative minimum credits available.......................    (100)       --       --
    Percentage depletion available..............................      --      (506)      --
    Change in valuation allowance...............................    (368)     (466)    (912)
    Safe harbor lease termination...............................    (897)       --       --
    Other, net..................................................     465       (97)      56
                                                                  ------   -------   ------
              Income tax expense................................  $2,406   $   790   $  685
                                                                  ======   =======   ======

     Income tax payments amounted to $531,000, $982,000 and $685,000 for the years ended December 31, 1995, 1994 and 1993.

7. TAX LEASES

     The Company contracted for the construction of 2 jack-up drilling rigs in the period 1980-1982 at a cost of $65,575,000. For tax purposes, both rigs were sold in 1982 to third parties under lease back terms pursuant to Section 168(f)(8) of the Internal Revenue Code ("Safe Harbor Lease"). The Company's former parent received a payment in the aggregate of $16,685,000 which represented the investment tax credit and depreciation benefits attributable to the rigs. The interest income and principal due the Company from the third parties was equal to the lease payments by the Company to the third parties throughout the lease term. The Company's obligations to indemnify the tax lessors against loss of tax benefits throughout the lease term, which was scheduled to expire in 1997, are guaranteed by its former parent.

                            CLIFFS DRILLING COMPANY

     The Safe Harbor Lease for the MARQUETTE terminated with the loss of the MARQUETTE, as described in Note 3 of Notes to Consolidated Financial Statements. The Company has recorded a $431,000 liability at December 31, 1995 to provide for potential tax lease termination exposure.

8. DEFINED CONTRIBUTION PLAN

     The Company has a defined contribution plan ("401(k) Plan"). Under the 401(k) Plan, an employee who has reached age 21 and completed 90 days of service is eligible to participate in the plan through contributions that range in one percent multiples up to 16% of salary, with a 1995 dollar maximum of $9,240. In addition, the Company contributes (or "matches") on behalf of each participant an amount equal to 100% of the portion of each participant's contribution which does not exceed 6% of the participant's annual salary. Employer contributions for certain highly compensated employees may be further limited through the operation of the non-discrimination requirements found in Sections 401(k) and 401(m) of the Internal Revenue Code.

     Employee contributions can be invested in any or all of 6 investment options in multiples of 5%. Employer contributions are invested in the Company's Common Stock. Employee contributions are 100% vested and non-forfeitable. Employer contributions are subject to a graded vesting schedule, with participants becoming fully vested upon completion of five years employment service with the Company. Distributions from the 401(k) Plan are made upon retirement, death, disability or separation of service. Participants may borrow up to one-half ( 1/2) of their vested interest in the plan, limited to a maximum of $50,000. Contributions to the 401(k) Plan and earnings on contributions are not included in a participant's gross income until distributed to the participant. Contributions to the 401(k) Plan by the Company were $365,000, $302,000 and $233,000 for the years 1995, 1994 and 1993, respectively.

9. CAPITAL STOCK

     Changes in the number of issued and outstanding shares of the Company's Common Stock are summarized as follows:

    Outstanding Shares at December 31, 1992...................................  4,510,604
      Stock options exercised.................................................      1,500
      Restricted Stock grants.................................................      6,000
      Treasury Stock acquired.................................................     (5,000)
                                                                                ---------
    Outstanding Shares at December 31, 1993...................................  4,513,104
      Treasury Stock contributed to employee savings plan.....................      3,343
      Treasury Stock acquired.................................................   (427,000)
                                                                                ---------
    Outstanding Shares at December 31, 1994...................................  4,089,447
      Treasury Stock contributed to employee savings plan.....................     23,620
                                                                                ---------
    Outstanding Shares at December 31, 1995...................................  4,113,067
                                                                                =========

     The Company has an Incentive Equity Plan under which stock options, stock appreciation rights and restricted and deferred stock awards relating to the Company's Common Stock may be awarded to officers, directors and key employees. The Company's Incentive Equity Plan is designed to attract and reward key executive personnel. The stock options granted under this plan expire not more than ten years from the date of grant.

                            CLIFFS DRILLING COMPANY

     At December 31, 1995, the following options were outstanding and exercisable:

        SHARES          SHARES            EXERCISE
      OUTSTANDING     EXERCISABLE     PRICE (PER SHARE)
      -----------     -----------     -----------------
          5,000           5,000         $11.00-$11.99
         84,000          61,625         $12.00-$12.99
        120,900         120,900         $13.00-$13.99
         50,100          50,100         $14.00-$14.99
        -------         -------
        260,000         237,625
        =======         =======

     Options for 1,500 shares were exercised during 1993 while no options were exercised in 1995 or 1994.

     In October, 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 is effective for fiscal years beginning after December 15, 1995. The Company will adopt the disclosure provisions of SFAS No. 123 at the beginning of fiscal year 1996. It is anticipated that the impact of adopting SFAS No. 123 will not have a material effect on the consolidated financial statements.

     The Company's Board of Directors awarded restricted stock to the Company's officers and key employees as follows:

                 SHARES        SHARES
      YEAR       AWARDED     OUTSTANDING
      ----       -------       -----------
      1988       34,600         34,600
      1989       41,300         38,675
      1990       30,400         30,400
      1991        2,000          2,000
      1992           --             --
      1993        6,000          6,000

     Restrictions on the 1988 award lapsed with respect to 20% of the entire award after one year and after each of the succeeding 4 years. Restrictions lapse with respect to 25% of the entire award after one year and after each of the succeeding 3 years for all other awards. The Company's Board of Directors has not awarded any restricted stock since the 1993 award. Expense related to amortization of the restricted stock was $25,000, $46,000 and $120,000 for the years 1995, 1994 and 1993, respectively.

     Deferred compensation expense relative to non-vested shares of restricted stock, measured by the market value of the stock on the date of grant, is being amortized on a straight-line basis over the restriction period. The unamortized deferred compensation expense, which has been deducted from equity in the Consolidated Balance Sheets, amounted to $32,000 and $57,000 at December 31, 1995 and 1994, respectively.

     Effective December 31, 1992, the Company's Board of Directors approved the sale of 17,500 shares of restricted Common Stock to certain key executives. The price paid for the restricted stock was $13.25 per share. The Company extended full recourse, interest-bearing loans to the key executives in the aggregate amount of $232,000. The promissory notes bear interest at seven and one-half percent (7 1/2%) per annum payable quarterly as it accrues on the last day of March, June, September and December until the notes are due on December 31, 1997. Additional shares of deferred stock will be awarded on December 31, 1997 if certain performance criteria are attained by the Company. Compensation expense related to the deferred stock awards will be accrued in future years if it becomes probable the Company performance criteria will be met. No such compensation expense was accrued during the years ended December 31, 1995, 1994 and 1993.

                            CLIFFS DRILLING COMPANY

10. REDEEMABLE PREFERRED STOCK

     The Company converted 1,115,988 shares of its 1,150,000 issued and outstanding shares of $2.3125 Convertible Exchangeable Preferred Stock ("Preferred Stock") on January 17, 1996. The Company issued 2,113,557 shares of Common Stock upon conversion of the Preferred Stock. The remaining 34,012 shares were redeemed for cash in the amount of $25.69 per share plus $.22 per share in accrued and unpaid dividends thereon through the redemption date at a cost to the Company of approximately $881,000. Holders of shares of the Preferred Stock had the option to convert any or all of such shares of Preferred Stock into fully paid and nonassessable shares of Common Stock of the Company prior to the redemption date at a rate of 1.89394 shares of Common Stock for each full share of Preferred Stock. No payment or adjustment was made upon any conversion of shares of Preferred Stock on account of any dividends on the shares surrendered for conversion, and the holder lost any right to payment of dividends on the shares surrendered for conversion. No fractional shares of Common Stock were issued upon conversion but, in lieu thereof, an appropriate amount was paid in cash by the Company based upon the reported last sales price for the shares of Common Stock on the date of conversion. The right of holders of Preferred Stock to convert shares of Preferred Stock into Common Stock terminated on the redemption date.

     The Preferred Stock was redeemable at the option of the Company, in whole or in part, at $25.93 per share if redeemed prior to September 15, 1995, and at prices decreasing ratably annually to $25.00 per share from and after September 15, 1998, plus accrued and unpaid dividends to the redemption date. Dividends on the Preferred Stock were cumulative from the date of first issuance and were payable quarterly at the rate of $2.3125 per share per annum. Pursuant to the Second Restated Credit Agreement, dividends on Preferred Stock could not exceed the current dividend rate per share without the consent of ING.

11. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company leases its headquarters office, office equipment and other items under operating leases expiring at various dates during the next five years. Management expects that, in the normal course of business, leases that expire will be renewed or replaced by other leases. Total rent expense under operating leases was $560,000, $583,000 and $656,000 for the years ended 1995, 1994 and 1993, respectively. Minimum future obligations under non-cancelable operating leases at December 31, 1995 for the following five years are $625,000, $509,000, $516,000, $523,000 and $516,000, respectively, and $128,000 thereafter.

     In conjunction with the return to Loews San Antonio Hotel Corporation, now known as Diamond Offshore Drilling Inc. ("Diamond Offshore"), of 3 offshore drilling rigs under long-term charters, a dispute existed as to whether or not the Company complied with the terms of the charters regarding maintenance and repair of the rigs during the charter period, as well as the condition of the rigs upon redelivery. Diamond Offshore withheld payment of $1,700,000 in notes payable to the Company, representing a part of the purchase price for the subject rigs. Diamond Offshore also claimed additional damages associated with repairs to the drilling rigs. In June, 1993, a partial summary judgment awarded the Company $1,800,000, together with interest and attorneys fees, for the notes payable owed by Diamond Offshore to the Company, offset by certain charter hire payments due Diamond Offshore. Following a trial in February, 1994, a judgment was entered in the United States District Court, Southern District of Texas, Houston Division, awarding Diamond Offshore $3,500,000, plus court costs, offset by the partial summary judgment of $1,800,000. The Company reported this litigation settlement and expenses in the Consolidated Statements of Operations during the fourth quarter of 1993. The Company paid Diamond Offshore $1,700,000 in February, 1994, as a final settlement of all disputed issues.

     The Company has other contingent liabilities resulting from litigation, claims and commitments incidental to the ordinary course of business. Management believes that the probable resolution of such contingencies will not materially affect the financial position or results of operations of the Company.

                            CLIFFS DRILLING COMPANY

12. BUSINESS SEGMENTS

     During the three years ended December 31, 1995, the Company conducted the following business activities:

          Daywork Drilling -- domestic and foreign drilling of oil and gas wells on a dayrate basis for major and independent oil and gas companies on land, inland waters and offshore.

          Engineering Services -- domestic and foreign drilling of oil and gas wells on a turnkey basis for major and independent oil and gas companies on land, inland waters and offshore and foreign well engineering and management services.

          MOPU Operations -- domestic and foreign operation of mobile offshore production units on a dayrate basis for major and independent oil and gas companies.

          Oil and Gas -- domestic exploration, development and production of hydrocarbon reserves.

                                                    OPERATING                                 DEPRECIATION,
                                                     INCOME     IDENTIFIABLE     CAPITAL      DEPLETION AND
                                         REVENUES    (LOSS)        ASSETS      EXPENDITURES   AMORTIZATION
                                         --------   ---------   ------------   ------------   -------------
                                                                   (IN THOUSANDS)
    December 31, 1995
      Daywork Drilling.................  $ 26,363    $ 2,761      $ 56,639       $ 11,814        $ 4,193
      Engineering Services.............    56,970      2,609        37,302             --             30
      MOPU Operations..................     4,920      2,492        30,017            825          1,360
      Oil and Gas......................     2,788        541         5,004            798          1,732
      Corporate Office.................        --     (5,387)           --             --             98
      Eliminations.....................    (7,752)        --            --             --           (142)
                                         --------    -------      --------       --------        -------
      Consolidated.....................  $ 83,289    $ 3,016      $128,962       $ 13,437        $ 7,271
                                         ========    =======      ========       ========        =======
    December 31, 1994
      Daywork Drilling.................  $ 32,481    $ 7,100      $ 64,004       $  5,692        $ 6,535
      Engineering Services.............    36,079      3,581        19,195             --             18
      MOPU Operations..................    16,020      4,415        31,854          3,263          4,617
      Oil and Gas......................     2,470     (1,439)        5,115            146          2,785
      Corporate Office.................        --     (5,184)           --             --             70
      Eliminations.....................    (3,357)        (2)           (1)            (1)           (17)
                                         --------    -------      --------       --------        -------
      Consolidated.....................  $ 83,693    $ 8,471      $120,167       $  9,100        $14,008
                                         ========    =======      ========       ========        =======
    December 31, 1993
      Daywork Drilling.................  $ 22,218    $  (515)     $ 63,360       $  1,576        $ 6,304
      Engineering Services.............    16,961      1,685        10,625             --              1
      MOPU Operations..................    21,673     13,566        49,487          9,494          5,523
      Oil and Gas......................     4,686     (2,303)       10,051          1,598          5,529
      Corporate Office.................        --     (4,888)           --             --             81
                                         --------    -------      --------       --------        -------
      Consolidated.....................  $ 65,538    $ 7,545      $133,523       $ 12,668        $17,438
                                         ========    =======      ========       ========        =======

     Intersegment sales were $7,752,000, $3,357,000 and $147,000 for the years ended December 31, 1995, 1994 and 1993, respectively. Such intersegment sales were accounted for at prices comparable to unaffiliated customer sales.

     Identifiable assets by industry segment include assets directly identified with those operations.

                            CLIFFS DRILLING COMPANY

     The Company derived a significant amount of its revenues from a few customers in each of the three years ended December 31, 1995. The following table summarizes information with respect to these major customers.

                                                                                        % OF
                                                                                    CONSOLIDATED
                CUSTOMER                            REPORTING STATEMENT               REVENUES
                --------                            -------------------             ------------
December 31, 1995
  Corpoven, S.A. .......................  Daywork Drilling and Engineering               35%
                                          Services
  Maraven, S.A. ........................  Daywork Drilling and Engineering               19%
                                          Services
  Texaco Exploration & Production,        Engineering Services
     Inc. ..............................                                                 12%
December 31, 1994
  Corpoven, S.A. .......................  Daywork Drilling and Engineering               32%
                                          Services
  Maraven, S.A. ........................  Daywork Drilling                               18%
  Dresser-Rand..........................  MOPU Operations                                14%
  CNCTI.................................  Daywork Drilling and Engineering               14%
                                          Services
December 31, 1993
  Dresser-Rand..........................  MOPU Operations                                29%
  Maraven, S.A. ........................  Daywork Drilling                               24%
  Marathon Oil Company..................  Engineering Services                           10%

     The Company settled its contractual dispute with Columbia Gas during 1995. The Company received $1,377,000 related to the settlement, which is included in oil and gas revenues.

13. DISTRIBUTION OF EARNINGS AND ASSETS

     The following table sets forth financial information with respect to the Company and its subsidiaries on a consolidated basis by geographical area.

                                                                               MEXICO
                                                           UNITED     SOUTH      AND
                                                           STATES    AMERICA    OTHER     TOTAL
                                                           -------   -------   -------   --------
                                                                       (IN THOUSANDS)
December 31 , 1995
  Revenues...............................................  $30,783   $51,930   $   576   $ 83,289
                                                           =======   =======   =======   ========
  Operating Income.......................................  $ 2,178   $ 6,081   $    46   $  8,305
                                                           =======   =======   =======
     General and Administrative Expense..................                                  (5,289)
                                                                                         --------
                                                                                         $  3,016
                                                                                         ========
  Identifiable Assets at December 31, 1995...............  $82,934   $45,434   $   594   $128,962
                                                           =======   =======   =======   ========
December 31, 1994
  Revenues...............................................  $18,092   $53,816   $11,785   $ 83,693
                                                           =======   =======   =======   ========
  Operating Income.......................................  $ 1,523   $ 4,417   $ 7,645   $ 13,585
                                                           =======   =======   =======
     General and Administrative Expense..................                                  (5,114)
                                                                                         --------
                                                                                         $  8,471
                                                                                         ========
  Identifiable Assets at December 31, 1994...............  $55,034   $53,623   $11,510   $120,167
                                                           =======   =======   =======   ========

                            CLIFFS DRILLING COMPANY

                                                                               MEXICO
                                                           UNITED     SOUTH      AND
                                                           STATES    AMERICA    OTHER     TOTAL
                                                           -------   -------   -------   --------
                                                                       (IN THOUSANDS)
December 31, 1993
  Revenues...............................................  $23,579   $40,361   $ 1,598   $ 65,538
                                                           =======   =======   =======   ========
  Operating Income (Loss)................................  $(3,062)  $13,965   $ 1,449   $ 12,352
                                                           =======   =======   =======
     General and Administrative Expense..................                                  (4,807)
                                                                                         --------
                                                                                         $  7,545
                                                                                         ========
  Identifiable Assets at December 31, 1993...............  $55,797   $73,657   $ 4,069   $133,523
                                                           =======   =======   =======   ========

14. QUARTERLY FINANCIAL DATA (UNAUDITED)

     Quarterly operating results for the years ended December 31, 1995 and 1994 are summarized as follows:

                                                                     (UNAUDITED)
                                                                FOR THE QUARTER ENDED
                                                 ---------------------------------------------------
                                                 MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                                 ---------   --------   -------------   ------------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
    1995:
    Revenues...................................   $14,282    $ 13,953      $20,036     $ 35,018(1)
    Operating Income (Loss)....................     1,418      (1,010)         917        1,691(1)(2)
    Net Income (Loss)..........................     1,120        (785)       1,646        3,465(1)(2)
    Net Income (Loss) Applicable to Common and
      Common Equivalent Shares.................       455      (1,450)         981        2,801(1)(2)
    Net Income (Loss) per Share:
      Primary..................................   $  0.11    $  (0.35)     $  0.24     $   0.68(1)(2)
      Assuming Full Dilution...................   $  0.11    $  (0.35)     $  0.24     $   0.55(1)(2)
    1994:
    Revenues...................................   $16,477    $ 16,547      $25,550     $ 25,119
    Operating Income...........................     2,333       2,545        2,003        1,590
    Net Income.................................     1,420       1,518        2,004        1,114
    Net Income Applicable to Common and Common
      Equivalent Shares........................       755         853        1,339          450
    Net Income per Share:
      Primary..................................   $  0.17    $   0.20      $  0.32     $   0.11
      Assuming Full Dilution...................   $  0.17    $   0.20      $  0.32     $   0.11

- ---------------

(1) Fourth quarter 1995 results include oil and gas revenues of $1,377,000 related to the Columbia Gas settlement.
(2) Fourth quarter 1995 results include net exchange rate gains of $1,169,000, net gains on disposition of assets of $2,713,000, primarily related to the compromised total loss of the jack-up drilling rig MARQUETTE and impairment expenses of $737,000 related to oil and gas property write-downs.

15.  SUBSEQUENT EVENTS (UNAUDITED)

     On May 23, 1996, the Company completed the acquisition of 9 jack-up drilling rigs and a 50% interest in a joint venture which owns an additional jack-up drilling rig and their related assets (collectively referred to as the "Southwestern Rigs"), all of which were operated by Southwestern Offshore Corporation. Pursuant to an Acquisition Agreement dated May 13, 1996, the Southwestern Rigs were acquired from Viking Supply Ships A.S. and its affiliates and Production Partner Inc. The purchase price of the Southwestern Rigs was (a) $103.8 million in cash (after reductions of $6.2 million for required refurbishment of certain Southwestern Rigs not made prior to closing) plus (b) issuance of 1.2 million shares of the Company's Common Stock and
(c) assumption of certain contractual liabilities, including the Company's guarantee of $4.25 million in indebtedness related to the refurbishment of the jack-up rig contracted to work in Trinidad.

     In part to finance the acquisition of the Southwestern Rigs, the Company sold $150 million of 10.25% Senior Notes due 2003 (the "Notes") in a private placement. Of the $144.8 million net proceeds received by the Company in connection with the sale of the Notes, $103.8 million was used to fund the cash portion of the purchase price for the Southwestern Rigs and $6.2 million has been reserved to complete refurbishment of 2 rigs not completed prior to closing.

     In addition, on May 10, 1996, the Company acquired the jack-up drilling rig OCEAN MAGALLANES (the "Diamond Rig") from Diamond Offshore Southern Company for $4.5 million. The Company has renamed the Diamond Rig the Cliffs Drilling No. 155 and intends to refurbish, upgrade and mobilize the Diamond Rig to Venezuela at an additional cost estimated at $7.5 million. The Company has allocated $12 million of the net proceeds from the sale of the Notes for the acquisition and refurbishment of the Diamond Rig. The Company signed a letter of intent with Maraven for the Diamond Rig and expects to sign an initial eight-month contract with Maraven for use of the Diamond Rig in Lake Maracaibo, Venezuela.